Exhibit 23.2

Consent of Independent Auditor

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-218876) on Form S-3 of FB Financial Corporation, of our report dated June 15, 2017 on our audit of the combined financial statements of Clayton Bank and Trust and American City Bank (wholly-owned subsidiaries of Clayton HC, Inc.) as of December 31, 2016.

We also consent to the reference to our firm under the heading “Experts” in such registration statement.

/s/ Rodefer Moss & Co, PLLC

Knoxville, Tennessee

October 26, 2017